Exhibit 99.1

Ribbon Communications Inc. Reports
Third Quarter 2026 Financial Results

Revenue increased 14% sequentially and Net Income improved by $18M;

further significant gains expected in 4Q 2026

IP Optical Networks Revenue increased 17% QoQ led by new wins in North America

Cloud and Edge Revenue increased 11% QoQ led by U.S. Tier 1 Network Modernization

Growing Pipeline of Data Center and AI-related Opportunities

PLANO, Texas – Ribbon Communications Inc. (Nasdaq: RBBN), a global leader in real-time communications technology, IP routing, and optical networking solutions, today announced its financial results for the third quarter of 2026.

Third Quarter 2026 Highlights

Financial Results¹:

•	Revenue was $219 million, compared to $215 million for the third quarter of 2025
•	GAAP Operating Income was $6 million, compared to $3 million for the third quarter of 2025
•	Non-GAAP Adjusted EBITDA was $27 million, compared to $29 million for the third quarter of 2025
•	GAAP Gross Margin was 48.2%, compared to 50.1% for the third quarter of 2025
•	Non-GAAP Gross Margin was 50.3%, compared to 52.6% for the third quarter of 2025

“We had meaningful sequential increases in revenue and profitability in both of our operating segments again in the third quarter, consistent with our second quarter results commentary. The strong IP Optical Networks bookings trend in the first half of the year translated into a record third quarter sales for the business, growing 5% year over year and included two new U.S. Tier 2 Internet Service Provider customers,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications. “We are also encouraged by increased activity in the Cloud and Edge segment with Service Provider revenue growing 15% sequentially supported by a 50% increase in sales to our largest customer, along with further growth in the Enterprise and Government market segments. This progress clearly supports the second-half improvement we expected, with positive trends in both operating segments and stronger results projected for the fourth quarter. Looking ahead to 2027, we see further growth drivers with the adoption of voice-enabled Enterprise AI applications, new solutions to mitigate AI-generated voice-phishing cyber-attacks, and broader demand for data center fiber infrastructure.”

Rick Marmurek, Chief Financial Officer of Ribbon Communications, remarked, “Our performance improved significantly in the third quarter, with revenue increasing 14% and Adjusted EBITDA more than doubling to $27 million from $12 million in the second quarter. At the same time, Non-GAAP operating expenses remained at $88 million. We continue to focus on expanding margins, maintaining strong cost discipline, and further strengthening our balance sheet.”

	Three months ended		Nine months ended
	September 30,		September 30,
In millions, except per share amounts	2026	2025	2026	2025
GAAP Revenue	$219	$215	$574	$617
GAAP Net income (loss)	$(9)	$(12)	$(70)	$(49)
Non-GAAP Net income (loss)	$12	$7	$(1)	$12
Non-GAAP Adjusted EBITDA	$27	$29	$30	$67
GAAP diluted earnings (loss) per share	$(0.05)	$(0.07)	$(0.40)	$(0.28)
Non-GAAP diluted earnings (loss) per share	$0.07	$0.04	$-	$0.07
Weighted average shares outstanding basic	179	177	177	176
Weighted average shares outstanding diluted	180	181	180	181

1 Please see the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Business Highlights:

•	HubOne Selects Ribbon's PSX to Unify Voice Traffic Across Its Applications
•	Ribbon's Optical and DCI Solutions Enable PT Jala Lintas Media (JLM) to Unlock Subsea and Metro Network Capacity Between Indonesia and Singapore
•	Ribbon Bolsters Its Market-Leading Critical Infrastructure Portfolio
•	Ribbon and TNS Simplify Legacy Voice Switch Replacement

Business Outlook2

For the fourth quarter of 2026, the Company projects revenue of $233 million to $247 million. Non-GAAP gross margin is projected in a range of 53.5% to 54.5%. Adjusted EBITDA is projected in a range of $40 million to $47 million.

The Company’s outlook is based on current indications for its business, which are subject to change.

2 GAAP earnings guidance is not provided. Please see the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

•	November 10-12, 2026:	Ribbon Insights, U.S.
•	November 19, 2026:	Needham Virtual Technology Conference
•	December 1, 2026:	UBS Global Technology & AI Conference

Conference Call and Webcast Information

Ribbon Communications will host a conference call to discuss the Company’s financial results at 4:30 p.m. ET on Tuesday, October 27, 2026.

Dial-in Information:

US/Canada: 877-407-2991
International: 201-389-0925
Instant Telephone Access: Call me™

A live (listen-only) webcast and replay will be available on the Company’s Investor Relations website at investors.ribboncommunications.com.

Investor Contact

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

About Ribbon

Ribbon Communications (Nasdaq: RBBN) is a global provider of voice communications software, IP routing, and optical networking to mobile and wireline service providers, enterprises, critical infrastructure and defense sectors. We support our customers’ Path to Autonomous Networks by leveraging the latest AIOps automation platforms and Agentic AI technologies, helping them deliver better customer experiences, reduce operational costs, and achieve sustainable growth. To learn more about Ribbon, visit rbbn.com.

Important Information Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation, statements regarding Company’s projected financial results for the fourth quarter 2026 and beyond; expected customer bookings, spend and timing; beliefs about the Company’s business strategy, including new product introductions such as the Acumen AIOps platform; beliefs about the accelerating adoption of AI and the shift towards autonomous networking; and the timing of customer network transformation projects, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are unknown and/or difficult to predict and that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, unpredictable fluctuations in quarterly revenue and operating results; the impact of restructuring and cost-containment activities; impacts from new tariffs, the potential modification of, or loss of benefits under, the USMCA and other trade restrictions or taxes on our products; supply chain disruptions resulting from component availability; impacts from the wars in the Middle East and Ukraine and related economic volatility and uncertainty resulting therefrom; the impact of military call-ups of our employees in Israel; material litigation; the impact of fluctuations in interest rates; material cybersecurity and data intrusion incidents, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or company information; our ability to comply with applicable domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data privacy and security; failure to compete successfully against telecommunications equipment and networking companies; failure to grow our customer base or generate recurring business from our existing customers; credit risks; the timing of customer purchasing decisions and our recognition of revenues; macroeconomic conditions, including inflation; our ability to adapt to rapid technological and market changes; our ability to generate positive returns on our research and development; our ability to protect our intellectual property rights and obtain necessary licenses; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in our products; risks related to the terms of our Credit Agreement, including our ability to comply with the maximum net leverage ratio, our ability to obtain future waivers or amendments to the Credit Agreement, and increases in the applicable interest margin; higher risks in international operations and markets; currency fluctuations; unanticipated adverse changes in legal, regulatory or tax laws; future accounting pronouncements or changes in our accounting policies; and/or failure or circumvention of our controls and procedures. We therefore caution you against relying on any of these forward-looking statements.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2025. Any forward-looking statement made by the Company in this release speaks only as of the date on which this release was first issued. The Company undertakes no obligation to update any forward-looking statement publicly or otherwise, whether as a result of new information, future developments or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors allows them to view the Company's financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with certain ongoing litigation where Ribbon is the defendant (as described in the Company's Commitments and Contingencies footnotes in its Form 10-Qs and Form 10-Ks filed with the SEC), the Company has incurred litigation costs beginning in 2023. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned, and generally are not within its control. Accordingly, the Company believes that excluding litigation costs related to these specific legal matters facilitates the comparison of the Company's financial results to its historical operating results and to other companies in its industry.

Cybersecurity Incident

The Company has recorded expenses associated with responding to and remediating a cybersecurity incident, including costs for external legal services, cybersecurity experts, and IT restoration activities. The Company believes that excluding these expenses facilitates the comparison of its financial results to its historical operating performance and to other companies in its industry, as these costs are non-recurring in nature and are not associated with future revenue streams or ongoing operational benefits.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of the Company and its acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In 2025, the Company recorded expense for legal and professional fees associated with contemplated corporate development activities. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and Warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both of these instruments were issued in March 2023 in connection with the Company’s private placement and have been classified as liabilities and marked to market each reporting period until the Series A Preferred Stock was fully redeemed on June 25, 2024. The Warrant liability remains outstanding and will continue to be marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Company computes its non-GAAP estimated tax rate using its estimated GAAP annual effective tax rate for the period and adjusting for the tax effect of pre-tax non-GAAP adjustments.  The Company computes a single annual non-GAAP rate for the Company and applies that rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; expenses related to cybersecurity incidents; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not a part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30	September 30,
	2026	2026	2025
Revenue:
Product	$121,322	$95,560	$109,979
Service	97,388	96,780	105,392
Total revenue	218,710	192,340	215,371

Cost of revenue:
Product	70,166	58,877	62,037
Service	38,665	38,766	40,311
Amortization of acquired technology	4,353	4,354	5,057
Total cost of revenue	113,184	101,997	107,405

Gross profit	105,526	90,343	107,966

Gross margin	48.2%	47.0%	50.1%

Operating expenses:
Research and development	44,424	44,858	45,894
Sales and marketing	33,376	33,124	33,063
General and administrative	15,233	14,643	16,368
Amortization of acquired intangible assets	5,461	5,495	5,933
Acquisition-, disposal- and integration-related	-	-	439
Restructuring and related	1,436	4,442	3,506
Total operating expenses	99,930	102,562	105,203

Income (loss) from operations	5,596	(12,219)	2,763
Interest expense, net	(11,273)	(10,685)	(11,606)
Other (expense) income, net	1,125	(2,258)	(134)

Income (loss) before income taxes	(4,552)	(25,162)	(8,977)
Income tax benefit (provision)	(4,565)	(1,709)	(3,132)

Net income (loss)	$(9,117)	$(26,871)	$(12,109)

Earnings (loss) per share:
Basic	$(0.05)	$(0.15)	$(0.07)
Diluted	$(0.05)	$(0.15)	$(0.07)

Weighted average shares used to compute earnings (loss) per share:
Basic	178,861	177,251	176,620
Diluted	178,861	177,251	176,620

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2026	2025
Revenue:
Product	$284,996	$307,027
Service	288,660	310,206
Total revenue	573,656	617,233

Cost of revenue:
Product	178,468	186,676
Service	116,359	115,192
Amortization of acquired technology	13,269	15,722
Total cost of revenue	308,096	317,590

Gross profit	265,560	299,643

Gross margin	46.3%	48.5%

Operating expenses:
Research and development	133,727	134,158
Sales and marketing	98,769	97,387
General and administrative	46,854	48,126
Amortization of acquired intangible assets	16,612	18,063
Acquisition-, disposal- and integration-related	-	4,337
Restructuring and related	7,916	10,193
Total operating expenses	303,878	312,264

Income (loss) from operations	(38,318)	(12,621)
Interest expense, net	(31,714)	(33,083)
Other (expense) income, net	(619)	836

Income (loss) before income taxes	(70,651)	(44,868)
Income tax benefit (provision)	174	(4,561)

Net income (loss)	$(70,477)	$(49,429)

Earnings (loss) per share:
Basic	$(0.40)	$(0.28)
Diluted	$(0.40)	$(0.28)

Weighted average shares used to compute earnings (loss) per share:
Basic	177,270	176,366
Diluted	177,270	176,366

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$40,383	$96,405
Restricted cash	1,972	1,726
Accounts receivable, net	246,232	231,885
Inventory	86,409	78,806
Other current assets	52,052	45,663
Total current assets	427,048	454,485

Property and equipment, net	58,448	65,559
Intangible assets, net	114,570	143,344
Goodwill	300,892	300,892
Deferred income taxes	180,154	174,318
Operating lease right-of-use assets	42,888	46,240
Other assets	26,574	27,417
	$1,150,574	$1,212,255

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$10,938	$8,750
Revolving credit facility	15,000	-
Accounts payable	94,083	79,840
Accrued expenses and other	78,857	90,759
Operating lease liabilities	11,200	11,699
Warrant liability	99	-
Deferred revenue	112,454	124,425
Total current liabilities	322,631	315,473

Long-term debt, net of current	316,937	324,525
Warrant liability	-	1,919
Operating lease liabilities, net of current	55,609	60,159
Deferred revenue, net of current	36,863	31,654
Deferred income taxes	5,728	5,728
Other long-term liabilities	24,088	23,803
Total liabilities	761,856	763,261

Commitments and contingencies

Stockholders' equity:
Common stock	18	18
Additional paid-in capital	1,987,542	1,976,958
Accumulated deficit	(1,605,026)	(1,534,549)
Accumulated other comprehensive income	6,184	6,567
Total stockholders' equity	388,718	448,994
	$1,150,574	$1,212,255

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(70,477)	$(49,429)
Adjustments to reconcile net income (loss) to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	13,343	12,182
Amortization of intangible assets	29,881	33,785
Amortization of debt issuance costs and original issue discount	2,252	2,102
Stock-based compensation	16,498	14,619
Deferred income taxes	(5,985)	52
Change in fair value of warrant liability	(1,820)	(2,811)
Foreign currency exchange (gains) losses	2,880	1,698
Changes in operating assets and liabilities:
Accounts receivable	(15,255)	34,258
Inventory	(11,491)	(382)
Other operating assets	3,587	822
Accounts payable	16,041	(5,017)
Accrued expenses and other long-term liabilities	(20,607)	(15,880)
Deferred revenue	(6,762)	(3,840)
Net cash (used in) provided by operating activities	(47,915)	22,159

Cash flows from investing activities:
Purchases of property and equipment	(8,464)	(23,368)
Purchases of software licenses	(553)	-
Net cash (used in) provided by investing activities	(9,017)	(23,368)

Cash flows from financing activities:
Borrowings under revolving line of credit	50,000	-
Principal payments on revolving line of credit	(35,000)	-
Principal payments of term debt	(6,562)	(3,938)
Payment of debt issuance costs	(977)	-
Proceeds from the exercise of stock options	-	6
Payment of tax obligations related to vested stock awards and units	(5,090)	(3,827)
Repurchase of common stock	(824)	(5,731)
Net cash (used in) provided by financing activities	1,547	(13,490)

Effect of exchange rate changes on cash and cash equivalents	(391)	987

Net (decrease) increase in cash and cash equivalents	(55,776)	(13,712)
Cash, cash equivalents and restricted cash, beginning of year	98,131	90,479
Cash, cash equivalents and restricted cash, end of period	$42,355	$76,767

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Nine months ended
	September 30,	June 30	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Stock-based compensation
Cost of revenue - product	$35	$39	$17	$117	$116
Cost of revenue - service	202	175	152	538	636
Cost of revenue	237	214	169	655	752

Research and development	479	460	398	1,416	1,578
Sales and marketing	1,385	1,103	1,493	3,618	3,732
General and administrative	3,611	3,052	3,784	10,809	8,557
Operating expense	5,475	4,615	5,675	15,843	13,867

Total stock-based compensation	$5,712	$4,829	$5,844	$16,498	$14,619

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30	September 30,
	2026	2026	2025
GAAP Gross margin	48.2%	47.0%	50.1%
Stock-based compensation	0.1%	0.1%	0.1%
Amortization of acquired technology	2.0%	2.2%	2.4%
Non-GAAP Gross margin	50.3%	49.3%	52.6%

GAAP Net income (loss)	$(9,117)	$(26,871)	$(12,109)
Stock-based compensation	5,712	4,829	5,844
Amortization of intangible assets	9,814	9,849	10,990
Litigation costs	3	302	952
Acquisition-, disposal- and integration-related	-	-	439
Restructuring and related	1,436	4,442	3,506
Preferred stock and warrant liability mark-to-market adjustment	(909)	325	(1,170)
Tax effect of non-GAAP adjustments	5,440	2,223	(1,501)
Non-GAAP Net income (loss)	$12,379	$(4,901)	$6,951

GAAP Diluted earnings (loss) per share	$(0.05)	$(0.15)	$(0.07)
Stock-based compensation	0.03	0.03	0.04
Amortization of intangible assets	0.06	0.05	0.06
Litigation costs	*	*	0.01
Acquisition-, disposal- and integration-related	-	-	*
Restructuring and related	0.01	0.03	0.02
Preferred stock and warrant liability mark-to-market adjustment	(0.01)	*	(0.01)
Tax effect of non-GAAP adjustments	0.03	0.01	(0.01)
Non-GAAP Diluted earnings (loss) per share	$0.07	$(0.03)	$0.04

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	178,861	177,251	176,620
Shares used to compute Non-GAAP diluted earnings (loss) per share	179,550	177,251	181,033

GAAP Income (loss) from operations	$5,596	$(12,219)	$2,763
Depreciation	4,212	4,671	4,425
Stock-based compensation	5,712	4,829	5,844
Amortization of intangible assets	9,814	9,849	10,990
Litigation costs	3	302	952
Acquisition-, disposal- and integration-related	-	-	439
Restructuring and related	1,436	4,442	3,506
Non-GAAP Adjusted EBITDA	$26,773	$11,874	$28,919

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2026	2025
GAAP Gross Margin	46.3%	48.5%
Stock-based compensation	0.1%	0.1%
Amortization of acquired technology	2.3%	2.6%
Non-GAAP Gross Margin	48.7%	51.2%

GAAP Net income (loss)	$(70,477)	$(49,429)
Stock-based compensation	16,498	14,619
Amortization of intangible assets	29,881	33,785
Litigation costs	1,049	4,066
Acquisition-, disposal- and integration-related	-	4,337
Restructuring and related	7,916	10,193
Preferred stock and warrant liability mark-to-market adjustment	(1,821)	(2,811)
Tax effect of non-GAAP adjustments	16,075	(2,779)
Non-GAAP Net income (loss)	$(879)	$11,981

GAAP Diluted earnings (loss) per share	$(0.40)	$(0.28)
Stock-based compensation	0.09	0.08
Amortization of intangible assets	0.17	0.19
Litigation costs	0.01	0.02
Acquisition-, disposal- and integration-related	-	0.03
Restructuring and related	0.05	0.06
Preferred stock and warrant liability mark-to-market adjustment	(0.01)	(0.01)
Tax effect of non-GAAP adjustments	0.09	(0.02)
Non-GAAP Diluted earnings (loss) per share	$-	$0.07

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	177,270	176,366
Shares used to compute Non-GAAP diluted earnings (loss) per share	177,270	180,512

GAAP Income (loss) from operations	$(38,318)	$(12,621)
Depreciation	13,343	12,182
Stock-based compensation	16,498	14,619
Amortization of intangible assets	29,881	33,785
Litigation costs	1,049	4,066
Acquisition-, disposal- and integration-related	-	4,337
Restructuring and related	7,916	10,193
Non-GAAP Adjusted EBITDA	$30,369	$66,561

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands)

(unaudited)

	Trailing Twelve Months
	September 30,	June 30	September 30,
	2026	2026	2025
GAAP Income (loss) from operations	$(29,021)	$(31,854)	$20,599
Depreciation	17,889	18,102	15,590
Stock-based compensation	21,285	21,417	18,644
Amortization of intangible assets	40,289	41,465	45,570
Litigation costs	2,022	2,971	5,649
Cybersecurity incident	600	600	-
Acquisition-, disposal- and integration-related	-	439	4,337
Restructuring and related	17,381	19,451	11,574
Non-GAAP Adjusted EBITDA	$70,445	$72,591	$121,963

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	December 31, 2026		December 31, 2026
	Midpoint (1)	Range	Midpoint (1)	Range
Revenue ($ millions)	$240	+/-$7M	$814	+/-$7M

Gross margin:
GAAP outlook	52.1%		48.0%
Stock-based compensation	0.1%		0.1%
Amortization of acquired technology	1.8%		2.2%
Non-GAAP outlook	54.0%	+/-0.5%	50.3%	+/-0.2%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$20.7		$(18.8)
Depreciation	4.6		18.1
Stock-based compensation	5.0		21.0
Amortization of intangible assets	9.8		39.6
Litigation costs	0.4		1.6
Restructuring and related	3.0		12.5
Non-GAAP outlook	$43.5	+/-$3.5M	$74.0	+/-$3.5M

(1) Q4 2026 and FY 2026 outlook represents the midpoint of the expected ranges